Exhibit 99.1

Contact:	Dan Yarbrough, Vice President of Investor Relations
danyarbrough@orthofix.com
(617) 912-2903

Orthofix International and The Musculoskeletal Transplant Foundation
Complete Pivotal Milestone in Development of Stem Cell-Based Allograft

•      Launch of next generation tissue form planned by June 2009

BOSTON, December 15, 2008 – Orthofix International N.V. (NASDAQ: OFIX) announced today that the Musculoskeletal Transplant Foundation (MTF) has completed the major milestone in the development of a next-generation stem cell allograft. With the completion of this pivotal phase, MTF has successfully delivered to Orthofix a conclusive data package which meets the specifications provided by Orthofix under the parties’ Development Agreement. The full commercialization of this tissue form, called Trinity Evolution™, is ahead of schedule and is now expected by June 2009.
.
“MTF is the most trusted and accomplished tissue bank in the country, and we chose them as a partner with full confidence that together we would bring an innovative and leading-edge bone growth technology to market in a short time horizon,” said Alan Milinazzo, President and CEO of Orthofix International. “With the completion of this major developmental milestone, we expect to make this novel stem cell-based tissue form available to surgeons and patients ahead of schedule.”

The terms of the Development Agreement between Orthofix and MTF established a milestone-based program, funded by Orthofix, which calls for MTF to complete the development of a stem cell based bone growth matrix designed to behave like an autograft in spinal and orthopedic surgeries.

“We are very pleased to have achieved this pivotal milestone in the development of an exciting and novel stem cell-based tissue form, and look forward to making it available to patients and surgeons,” said Bruce Stroever, CEO of MTF. “Orthofix is uniquely positioned to successfully market this tissue form and we envision a long and mutually beneficial partnership between our two organizations.”

The achievement of this pivotal milestone marks the completion of the most substantial part of the Development Agreement. MTF will now focus on the production of the allograft while preparing with Orthofix for a rapid commercial launch of Trinity Evolution by June 2009. Orthofix has exclusive global marketing rights for the new allograft..

About Orthofix

Orthofix International, N.V., a global medical device company, offers a broad line of minimally invasive surgical, and non-surgical, products for the spine, orthopedic, and sports medicine market sectors that address the lifelong bone-and-joint health needs of patients of all ages–helping them achieve a more active and mobile lifestyle. Orthofix’s products are widely distributed around the world to orthopedic surgeons and patients via Orthofix’s sales representatives and its subsidiaries, including BREG, Inc. and Blackstone Medical, Inc., and via partnerships with other leading orthopedic product companies. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, Rutgers University, the Cleveland Clinic Foundation, Texas Scottish Rite Hospital for Children and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

About the Musculoskeletal Transplant Foundation

The Musculoskeletal Transplant Foundation is the nation's largest full service tissue organization dedicated to providing quality tissue through a commitment to excellence in education, research, recovery and care for recipients, donors and their families. A not-for-profit organization, MTF is a consortium of academic medical institutions and organ and tissue recovery organizations across the country. In its first 20 years, MTF and its recovery partners have recovered over 60,000 donors and provided over 3 million tissue grafts to patients in need. For more information, please visit MTF's website at www.mtf.org.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the expected sales of its products, including recently launched products, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to and interpretation of governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy, corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions and other factors described in our annual report on Form 10-K and other periodic reports filed by the Company with the Securities and Exchange Commission.